Exhibit 5

                       KRAMER LEVIN NAFTALIS & FRANKEL LLP

                                919 THIRD AVENUE

                                NEW YORK, N.Y. 10022 - 3852

        FACSIMILE                                              47, Avenue Hoche
     (212) 715-8000                                               75008 Paris
                                                                    France

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      DIRECT NUMBER
     (212) 715-9100


                                December 4, 2000

Internet Commerce Corporation
805 Third Avenue
New York, New York  10022

            Re:   Registration Statement on Form S-3 (File No. 333-45868)
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Ladies and Gentlemen:

            We have acted as counsel to Internet Commerce Corporation, a Delaware corporation (the "Registrant"), in connection with the preparation and filing of the above referenced Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 238,579 shares (the "Shares") of Class A Common Stock, par value $.01 per share.

            In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Amended and Restated Certificate of Incorporation of the Registrant, as amended (the "Certificate of Incorporation"), the By-laws of the Registrant, the Agreement and Plan of Merger with Intercoastal Data Corporation and the IDC shareholders dated as of August 2, 2000, resolutions of the Board of Directors of the Registrant and such other documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby. In rendering this opinion, we have (a) assumed (i) the genuineness of all signatures on all documents reviewed by us,
(ii) the authenticity of all documents submitted to us as originals and (iii) the conformity to original documents of all documents submitted to us as photostatic or conformed copies and the authenticity of the originals of such copies; and (b) relied on (i) representations, statements and certificates of public officials and others and (ii) as to matters of fact, statements, representations and certificates of officers and representatives of the Registrant.

            Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement have been validly issued and are fully paid and non-assessable.

            We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category

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of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

            We do not express any opinion with respect to any law other than the General Corporation Law of the State of Delaware and the federal laws of the United States. Our opinion is rendered only with respect to the laws which are currently in effect in such jurisdictions.

                                    Very truly yours,


                                    /s/ Kramer Levin Naftalis & Frankel LLP